                                                                      Exhibit 12

                              THIRD AMENDMENT TO
                       AMENDED AND RESTATED ALLIED GROUP
                       INTERCOMPANY OPERATING AGREEMENT

     THIS AMENDMENT is made this 15th day of December, 1994, by and between ALLIED Mutual Insurance Company ("Mutual"), ALLIED Group, Inc. ("AGI"), and ALLIED Life Financial Corporation ("ALFC").

     WHEREAS, Mutual, AGI, and ALFC and their respective subsidiaries entered into the Amended and Restated ALLIED Group Intercompany Operating Agreement on August 25, 1993, as amended as of November 1, 1993 and May 16, 1994 (the "Agreement"); and

      WHEREAS, on December 12, 1994, the Executive and Coordinating Committees of the Board of Directors for each of Mutual, AGI, and ALFC approved the amendment to the Agreement regarding the fees for employee leasing and other services;

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth below and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Section 2.1(e), second sentence, subsection (i) is hereby amended by replacing "3.5%" with "4.0%".

     2. Section 2.1(e), second sentence, subsection (iv) is hereby amended by replacing "3.5%" with "4.0%".

     3. This Amendment shall be effective January 1, 1995. All other terms and conditions remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year above first written.

ALLIED Mutual Insurance Company

By: /s/ Douglas L. Andersen
   -------------------------------
   Douglas L. Andersen, President

By: /s/ George T. Oleson
   -------------------------------
   George T. Oleson, Secretary


ALLIED Group, Inc.

By: /s/ Jamie H. Shaffer
   -------------------------------
   Jamie H. Shaffer, Office of the
   President

By: /s/ George T. Oleson
   -------------------------------
   George T. Oleson, Secretary


ALLIED Life Financial Corporation

By: /s/ Samuel J. Wells
   -------------------------------
   Samuel J. Wells, President

By: /s/ George T. Oleson
   -------------------------------
   George T. Oleson, Secretary